                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential For Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Under Rule 14a-12



                                NETLOJIX COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or their underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee previously paid with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

                                                                          [LOGO]


                                                                  April 12, 2000


Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, May 25, 2000 at 2:30 P.M. at the Hotel Santa Barbara, 533 State Street, Santa Barbara, California.

    In addition to the agenda items described in the Notice and Proxy Statement accompanying this letter, there will be a report on operations and ample opportunity for questions to be directed to executive officers regarding company affairs.

    It is important that your shares be represented. Please, therefore, sign and return the enclosed proxy card in the envelope provided as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.

    We hope to see you at the meeting.

Very truly yours,

            [SIGNATURE]

                                                        [SIGNATURE]
          Anthony E. Papa
                                                      James P. Pisani
         CHAIRMAN AND CHIEF
                                                       PRESIDENT AND
         EXECUTIVE OFFICER
                                                  CHIEF OPERATING OFFICER

                         NETLOJIX COMMUNICATIONS, INC.
                                501 BATH STREET
                        SANTA BARBARA, CALIFORNIA 93101

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                            TO BE HELD MAY 25, 2000

                            ------------------------

    The Annual Meeting of Stockholders of NetLojix Communications, Inc. ("NetLojix") will be held on Thursday, May 25, 2000 at 2:30 P.M., local time, at the Hotel Santa Barbara, 533 State Street, Santa Barbara, California.

    The items of business to be conducted at the meeting are:

    1.  Election of five directors for a term of one year.

    2. Approval of an amendment to NetLojix's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares.

    3. Approval of an amendment to NetLojix's 1998 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares.

    4.  Ratification of the appointment of auditors.

    5.  Such other matters as may properly come before the Annual Meeting.

    It is not anticipated that any other business will come before the Annual Meeting. If, however, such matters are presented, proxies will be voted thereon as determined by a majority vote of the Board of Directors.

    These items are more fully described in the attached Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record at the close of business on March 27, 2000 are entitled to vote at the meeting and at any adjournment thereof. STOCKHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE STOCKHOLDER IS PRESENT, THE SIGNED PROXY CARD IS RETURNED OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

                                          By order of the
                                          Board of Directors

                                          [SIGNATURE]

                                          James P. Pisani
                                          SECRETARY


Santa Barbara, California
April 12, 2000

                         NETLOJIX COMMUNICATIONS, INC.
                                501 BATH STREET
                        SANTA BARBARA, CALIFORNIA 93101

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2000

                            ------------------------


    The enclosed proxies are solicited by the Board of Directors of NetLojix Communications, Inc., a Delaware corporation (the "Company" or "NetLojix") for use at the Annual Meeting of Stockholders of NetLojix (the "Annual Meeting"), to be held at 2:30 P.M. on Thursday, May 25, 2000 and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The mailing address of the executive offices of NetLojix is 501 Bath Street, Santa Barbara, California 93101. This Proxy Statement and the accompanying proxy materials are being mailed to stockholders on or about
April 12, 2000.


PROCEDURAL MATTERS


    Only holders of record of NetLojix's Common Stock, $.01 par value (the "Common Stock"), at the close of business on March 27, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 13,304,144 shares of NetLojix's Common Stock issued and outstanding, excluding treasury stock. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.


    Each share of Common Stock has one vote on all matters. Stockholders are not entitled to cumulate their votes with respect to the election of directors. A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to NetLojix's Corporate Secretary at NetLojix's executive office referred to above prior to such meeting, a written notice of revocation or a duly executed proxy bearing a later date.

    The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the specifications contained therein. In the absence of specifications, a proxy will be voted FOR the nominees for director named herein, FOR approval of the amendment to the Certificate of Incorporation, FOR approval of the amendment to the 1998 Stock Incentive Plan and FOR the ratification of auditors.

    The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting, including any adjournment or postponement thereof, the persons appointed as proxies will vote all shares subject to proxies as determined by a majority vote of the Board of Directors.

    NetLojix will bear the cost of this solicitation. In addition, NetLojix will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of NetLojix's directors, officers and regular employees, without additional compensation, personally or by mail, telephone or otherwise.

ANNUAL REPORTS



    The NetLojix 1999 Annual Report to Stockholders, which includes audited financial statements for the year ended December 31, 1999, will accompany this proxy statement being mailed to stockholders of record on the Record Date. A COPY OF NETLOJIX'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO SHARON MEINHART, ACCOUNTING DEPARTMENT, NETLOJIX COMMUNICATIONS, INC., 501 BATH STREET, SANTA BARBARA, CALIFORNIA 93101, TELEPHONE (805) 884-6300, FACSIMILE (805) 884-6311.


STOCKHOLDER PROPOSALS


    Stockholders of NetLojix who intend to present proposals at NetLojix's next Annual Meeting of Stockholders must send such proposals to NetLojix for receipt no later than December 13, 2000 in order for such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.


                                   DIRECTORS

    Listed below are the five existing directors of the Company, each of whom is nominated for re-election at the Annual Meeting. All of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of stockholders.

    Information with respect to the directors is set forth below:

    ANTHONY E. PAPA, age 37, has been the Chairman of the Board and Chief Executive Officer of NetLojix since October 1996. Mr. Papa was also President of NetLojix from October 1996 until February 1998. Prior to October 1996, Mr. Papa had served as President of ICS Communications, Inc., Richardson, Texas, a national provider of cable television, wireless paging, local and long-distance telephone services from December 1992. Before joining ICS Communications,
Mr. Papa served as general manager for Spectradyne, Inc., the largest provider of pay-per-view entertainment and interactive services to the hospitality industry. Mr. Papa is a director of ABC-Clio, Inc., an international publisher of historical reference materials for institutions of higher education.
Mr. Papa received a B.S. in Management from Iona College, in New Rochelle, New York.

    JAMES P. PISANI, age 35, has been the President of NetLojix since
February 1998, and has served as Chief Operating Officer and Secretary of NetLojix since October 1996. Mr. Pisani has also served as Chief Accounting Officer of NetLojix since October 1998. From October 1996 to May 1999,
Mr. Pisani was the Chief Financial Offer of NetLojix. From October 1996 to February 1998, Mr. Pisani was the Executive Vice President of NetLojix. Prior to October 1996, he served as Vice President of Sales and National Accounts for ICS Communications. While at ICS, Mr. Pisani was responsible for that firm's business-to-business and consumer sales activities. Prior to joining ICS Communications, from June 1989 to June 1994, Mr. Pisani served as Vice President of a national mortgage banking firm serving, primarily, institutional accounts. Mr. Pisani graduated from Princeton University in 1986, with a degree in Economics.

    JOHN E. ALLEN, age 63, has been a director of NetLojix since December 1997. He is Vice Chairman of the Boards of Amli Residential Properties Trust (NYSE:
AML) and Amli Commercial Properties Trust, and President of Amli Realty Co., a commercial real estate firm, which he co-founded in 1980. Since August, 1999, he has been Executive Vice President, Secretary and General Counsel of United CreditServ, Inc., a financial services company. United CreditServ, Inc. is a subsidiary of UICI, a publicly-traded insurance and financial services company (NYSE: UCI). Prior to co-founding Amli Realty Co., he was a partner at the Chicago law firm of Mayer, Brown & Platt, with which he had been associated since 1964. Mr. Allen is also a member of the Board of Directors of Excell Global Services, an owner and operator of telephone call centers, United CreditServ, Inc. and its subsidiary, United Credit National Bank. Mr. Allen received a B.S. in Business from Indiana University and a J.D. from Indiana University School of Law.

    JEFFREY J. JENSEN, age 41, has been a director of NetLojix since
January 1998. He has been the President of Specialized Association
Services, Ltd., which provides marketing and administrative services to trade associations, for more than five years. Between 1996 and July 1998, Specialized Association Services was known as CORE Marketing, Inc. and provided direct mail and telemarketing facilities in addition to its other activities. Mr. Jensen has also been the President of United Group Service Centers, Inc., an employee leasing company, since January 2000 and prior to that was its Vice President for more than five years. In addition, from 1992 to 1995, Mr. Jensen was a founding partner of Association Dental Plan, which provided discounted dental services to 40,000 members. Mr. Jensen is a Trustee of Amli Commercial Properties Trust. He also holds equity interests in several Internet and technology companies.
Mr. Jensen received B.A. degrees in Economics and Philosophy from Cornell College, in Mount Vernon, Iowa and holds an M.S. in Information Systems from the University of Texas at Arlington.



    ANTHONY D. MARTIN, age 50, has been a director of the Company since
April 1999. Mr. Martin has been the President and Chief Operating Officer of PF. Net Communications, Inc. a facilities-based provider of high capacity fiber optic network and infrastructure and communications services since April 2000. Mr. Martin was Managing Director of CrossHill Financial Group Inc., from March 1998 to April 2000. From January 1997 through July 1997, he served as President and CEO of Nexus Communications, Inc., a start-up company providing information services. From January 1994 to December 1996, he served as Vice President, Business Development of MCI Metro, MCI Telecommunications, Inc.'s local service initiative. Prior to that, he held several senior management positions at MCI, including Vice President, Access Services Project Management; Vice President, Systems Engineering and Support Operations; Vice President, Carrier Marketing and Alliances; Vice President, Finance Administration; and Vice President, Technical Planning. He received a B.S. from the United States Naval Academy and an M.B.A. from the University of Detroit.


    There are no family relationships between any directors or executive officers of NetLojix.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met ten times in 1999, including meetings by telephone conference call. Each incumbent director attended more than 75% of the total of all meetings of the Board of Directors and the committees of the Board on which he served. In December 1997, the Board delegated certain authority to standing committees to assist the Board in carrying out its duties. The current committees, and their members, are set forth below.

    The Audit Committee meets with the auditors to discuss the scope and results of audits and oversees internal accounting controls. This committee currently consists of directors Allen, Jensen and Martin. The Audit Committee met twice during 1999.

    The Compensation Committee reviews and makes recommendations to the Board regarding the compensation of senior management and has overseen the award of certain options under the Company's 1997 Stock Incentive Plan and 1998 Stock Incentive Plan. This Committee currently consists of directors Allen, Jensen and Martin. The Compensation Committee met twice during 1999. During 1999, the Board also constituted a Non-Management Option Committee consisting of directors Papa and Pisani. The Non-Management Option Committee is empowered to award options under the 1998 Stock Incentive Plan to employees other than senior management pursuant to share limitations imposed by the Board. The Non-Management Option Committee met four times in 1999.

    Directors Papa and Pisani also comprise the Put Committee of the Board. The Put Committee is empowered to determine if and when NetLojix shall sell shares of its Common Stock from time to time under the terms of NetLojix's equity line agreement with Cambois Finance, Inc., subject to limitations imposed by the Board. The Put Committee met six times in 1999.

    There is no nominating committee or any committee performing that function. The Company's Bylaws provide that nominations for the election of directors may be made by the Board of Directors, a committee thereof or by any stockholder entitled to vote in the election of directors generally. However, a stockholder may nominate one or more persons for election as directors only at a meeting of stockholders and only if written notice (in the form required by the Bylaws) of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Company not later than the following dates:
(i) with respect to an election to be held at an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

DIRECTORS FEES

    The Company's policy is to pay each non-employee director a fee of $1,000 for each Board or committee meeting he attends in person in excess of four such meetings a year; employee directors do not receive this fee. The Company did not have more than four in-person meetings during 1999. The Company reimburses directors' reasonable expenses in connection with attendance at board and committee meetings. Directors (including non-employee directors) are also eligible to receive grants of stock options and restricted stock under the Company's 1997 Stock Incentive Plan and 1998 Stock Incentive Plan.

    In April 1999, directors John E. Allen, Jeffrey J. Jensen and Anthony D. Martin received grants of 25,000 options each under the Company's 1998 Stock Incentive Plan. One-half of such options became exercisable in April 2000, and the remainder will become exercisable in April 2001. Unless exercised, the options will expire in April 2004. The exercise price for Mr. Allen's and Mr. Jensen's options is $4.88 per share. The exercise price for Mr. Martin's options is $4.6875 per share.

    In January 2000, directors John E. Allen, Jeffrey J. Jensen and Anthony D. Martin received grants of 50,000, 25,000 and 25,000 options, respectively, under the Company's 1998 Stock Incentive Plan. One-half of such options will become exercisable in January 2001, and the remainder will become exercisable in January 2002. Unless exercised, the options will expire in January 2005. The exercise price for these options is $3.28 per share.

STOCK OWNERSHIP

    The following table reflects shares of NetLojix's Common Stock beneficially owned by each of the directors, and by all directors and officers as a group, as of the Record Date.


                                                            AMOUNT BENEFICIALLY   PERCENT OF
NAME                                                               OWNED           CLASS(1)
----                                                        -------------------   ----------
Jeffrey J. Jensen(2)......................................         864,238            6.5%
Anthony E. Papa(3)........................................         811,401            6.1%
James P. Pisani(3)........................................         805,001            6.0%
John E. Allen(4)..........................................         197,500            1.5%
Anthony D. Martin(2)......................................          12,500              *
All directors and executive officers as a group (8
  persons)(5).............................................       2,799,248           20.7%


------------------------

  * Represents less than 1%


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that are exercisable within sixty (60) days following the Record Date are deemed outstanding.

    However, such shares of Common Stock are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such Company's name. The percentages of beneficial ownership shares in this table are based upon 13,304,144 shares of the Common Stock outstanding.


(2) Includes 12,500 shares that may be acquired under options that were exercisable within 60 days of the Record Date.

(3) As to each of Mr. Papa and Mr. Pisani, includes 48,438 shares that may be acquired under options that were exercisable within 60 days of the Record Date.

(4) Includes 60,000 shares of restricted stock awarded to Mr. Allen under the Company's 1997 Stock Incentive Plan. These shares are subject to restrictions on transfer which will lapse as to 30,000 of such shares on February 24, 2001, and as to the remaining 30,000 shares on February 24, 2002. The lapse of these restrictions will be accelerated upon Mr. Allen's retirement from the Board of Directors and upon certain other events set forth in the 1997 Stock Incentive Plan. Also includes 12,500 shares that may be acquired under options that were exercisable within 60 days of the Record Date.

(5) Includes 189,376 shares that may be acquired under options that were exercisable within 60 days of the Record Date.

                             EXECUTIVE COMPENSATION

    The following table summarizes all compensation paid to the Company's Chief Executive Officer, each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended
December 31, 1999 and one individual that ceased to be an executive officer during such fiscal year (the "Named Executive Officers"). Titles shown are those held by the Named Executive Officers at December 31, 1999, or, in the case of the individual that is no longer an executive officer, on the date he ceased to be an executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                  ANNUAL COMPENSATION                         AWARDS
                                    ------------------------------------------------   ---------------------
                                     FISCAL                           OTHER ANNUAL     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS     COMPENSATION($)        OPTIONS(#)
---------------------------         --------   --------   --------   ---------------   ---------------------
Anthony E. Papa ..................    1999     $237,187   $25,000             --              100,000
Chairman and Chief                    1998      198,000    50,000             --                   --
Executive Officer                     1997      158,459        --             --               31,250
James P. Pisani ..................    1999     $215,625   $25,000             --              100,000
President, Chief Operating Officer    1998      180,000    50,000             --                   --
and Secretary                         1997      152,500        --             --               31,250
Frank A. Leone(1) ................    1999     $165,000        --        $78,622(2)                --
Executive Vice President of Field     1998       27,000        --             --              150,000
Sales and Services
Joseph Renteria, Jr. .............    1999     $117,559   $50,000             --                5,000
Vice President, Information           1998      102,504        --             --               20,000
Systems                               1997       93,726        --             --                   --
M. Scott Hall(3) .................    1999     $121,500        --             --                   --
Senior Vice President, Channel        1998       32,500        --        $15,000(2)           150,000(4)
Markets Group

------------------------

(1) Became employed by the Company on November 2, 1998.

(2) Consists of sales commissions paid.

(3) Became employed by the Company on October 1, 1998. Mr. Hall ceased to be an executive officer as of August 31, 1999, and ceased to be employed by the Company as of November 30, 1999.

(4) Of these options, 75,000 were cancelled during 1999.

    The following table summarizes all option grants to the Named Executive Officers during the year ended December 31, 1999. No stock appreciation rights were awarded during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                         PERCENT OF                                    POTENTIAL REALIZABLE VALUE AT
                                           TOTAL                                          ASSUMED ANNUAL RATES OF
                            NUMBER OF     OPTIONS                                         STOCK PRICE APPRECIATION
                            SECURITIES   GRANTED TO                                                 FOR
                            UNDERLYING   EMPLOYEES                                             OPTION TERM(1)
                             OPTIONS     IN FISCAL    EXERCISE                        --------------------------------
NAME                         GRANTED        YEAR       PRICE      EXPIRATION DATE         0%          5%        10%
----                        ----------   ----------   --------   ------------------   ----------   --------   --------
Anthony E. Papa...........   100,000(2)     20.9%      $4.88       April 1, 2009      $        0   $306,900   $777,746
James P. Pisani...........   100,000(2)     20.9%      $4.88       April 1, 2009      $        0   $306,900   $777,746
Frank A. Leone............         0           0%      --                --                   --         --         --
Joseph Renteria, Jr.......     5,000(2)      1.0%      $1.88     September 23, 2009   $        0   $  5,912   $ 14,981
M. Scott Hall.............         0           0%      --                --                   --         --         --

------------------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compounded rates of appreciation of the price of the Common Stock over the term of the respective option. These amounts represent certain assumed rates of appreciation in the value of the Common Stock from the fair market value on the date of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent NetLojix's estimate or projection of its future Common Stock prices. These numbers do not take into account provisions providing for the termination of the option following termination of employment, nontransferability or difference in vesting terms.

(2) Options vest in annual increments of 25% over the four years after the grant date.

    The following table provides information with respect to stock options exercised by the Named Executive Officers during the year ended December 31, 1999, and the unexercised stock options held as of December 31, 1999, by the Named Executive Officers.

              OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 1999
                     AND OPTION VALUES AT DECEMBER 31, 1999

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS AT                    OPTIONS AT
                              SHARES                         DECEMBER 31, 1999           DECEMBER 31, 1999(2)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                         EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
Anthony E. Papa...........         --            --        15,625        115,625          $0           $    0
James P. Pisani...........         --            --        15,625        115,625          $0           $    0
Frank A. Leone............         --            --        37,500        112,500          $0           $    0
Joseph Renteria, Jr.......         --            --         5,000         20,000          $0           $3,400
M. Scott Hall.............     12,500       $12,500        25,000         37,500          $0           $    0

------------------------

(1) Calculated on the basis of the fair market value of the Company's common stock on the date of exercise, minus the exercise price of the options.

(2) Calculated on the basis of the fair market value of the Company's common stock on December 31, 1999, minus the exercise price of the options. The closing price of the Common Stock on The Nasdaq SmallCap Market(SM) on December 31, 1999 was $2.56 per share.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR
                                 (1999 GO PLAN)

NAME                                                    NUMBER OF UNITS(1)    PERIOD UNTIL PAYOUT
----                                                    ------------------   ---------------------
Anthony E. Papa(2)....................................           0                              --
James P. Pisani(2)....................................           0                              --
Frank A. Leone........................................           1           Annually over 4 years(1)
Joseph Renteria, Jr...................................           1           Annually over 4 years(1)
M. Scott Hall(2)......................................           0                              --

------------------------

(1) Under its 1999 Go Plan, NetLojix used a total of $78,900 to repurchase 11,075 shares of its own Common Stock commencing on January 29, 1999 (the "Effective Date"). One quarter of such shares are to be sold at the prevailing market price on or about each of the first four anniversaries of the Effective Date (each a "Payout Date"). Each person who was a NetLojix employee on the Effective Date will receive a pro capita share of the proceeds received from the sale of such shares on each Payout Date if, and only if, such person remains a NetLojix employee on such Payout Date.

(2) Mr. Papa and Mr. Pisani are not participants in the 1999 Go Plan. Mr. Hall ceased to be eligible to participate in the 1999 Go Plan as a result of the termination of his employment.

AGREEMENTS WITH EXECUTIVE OFFICERS

    NetLojix has no employment agreements with its executive officers. However, NetLojix does have separation arrangements in place with two of its executive officers.

    Michael J. Ussery became NetLojix's Chief Financial Officer on May 3, 1999. At that time, Mr. Ussery was granted options to purchase 50,000 shares at an exercise price of $5.63 per share under the 1998 Stock Incentive Plan. On January 10, 2000, Mr. Ussery was granted options to purchase an additional 30,000 shares at an exercise price of $3.28 per share. Both option grants became exercisable in annual increments of 25% over the four years after their respective grant dates. In the event that Mr. Ussery is terminated without cause by NetLojix, or declines to relocate from Dallas, Texas to NetLojix's Santa Barbara offices and resigns or is terminated as a result thereof, the 30,000 share option grant shall immediately become exercisable in full and will then expire on December 31, 2001.

    NetLojix has agreed to provide certain salary continuation benefits to Mr. Leone in the event his employment is terminated by NetLojix. If he is terminated by NetLojix for non-performance, Mr. Leone will continue to receive his salary for a period of six months following termination. If he is terminated by NetLojix without cause, he will continue to receive his salary for a period of twelve months following termination. Mr. Leone's annual salary is currently $165,000. All stock options held granted to Mr. Leone will become immediately exercisable in full upon any merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1999, the Compensation Committee consisted of Mr. Allen, Mr. Jensen and Mr. Martin. None of such Compensation Committee members was or has been an officer or employee of the Company or any of its subsidiaries. Certain entities with which Mr. Jensen was affiliated received payments from the Company during 1999. See "Certain Relationships and Related Transactions."

    No executive officer of the Company served at any time during the year ended December 31, 1999 as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has overall responsibility for the Company's executive compensation policies and practices. The Compensation Committee's functions include:

    - Determining the compensation of the Chief Executive Officer and the President and Chief Operating Officer of the Company.

    - Reviewing and approving all other executive officers' compensation, including salary and bonuses, in each case based in part upon the recommendations of the Chief Executive Officer and the President and Chief Operating Officer of the Company.

    - Granting awards under the Company's 1997 Stock Incentive Plan and 1998 Stock Incentive Plan.

    During 1999, senior management of the Company negotiated and successfully completed the disposition of the Company's long-distance residential telephone subsidiary, Matrix Telecom, Inc. This successful disposition of Matrix has allowed management to focus on the Company's business of providing value-added integrated network solutions to small and medium sized businesses. The Compensation Committee took these efforts and their successful results into consideration in determining management's compensation, including that of Messrs. Papa and Pisani.

    The Compensation Committee bases its determinations of overall executive compensation, which will include salary, bonus, certain benefits and stock option and restricted stock awards and possibly other forms of equity-based compensation, on subjective factors based upon consideration of, among other factors, the annual and long-term financial performance of the Company, including the creation of stockholder value, the historical financial performance of the Company, the individual executive officer's contribution to the achievement of operating goals and business objectives and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the telecommunications industry. The Compensation Committee also considers financial performance criteria, including the price of the Company stock, in the context of the telecommunication industry as well as the economy in general.

    The Compensation Committee believes that the best way to attract and maintain high caliber executives is to encourage equity ownership in the Company. Each of Mr. Papa and Mr. Pisani own in excess of six percent of the Company's outstanding shares of Common Stock. In addition, each executive officer of the Company has received substantial grants of stock options which vest over time. As a result, such officers will benefit from a rise in the price of the Common Stock on the same basis as other stockholders. The Compensation Committee's compensation philosophy has been to couple this equity incentive with salaries and bonuses that are competitive in the Company's industry.

    The Compensation Committee believes that equity-based compensation is an effective way of aligning executive compensation with increases in stockholder value. As discussed elsewhere in this Proxy Statement, the Board of Directors has approved an amendment to the 1998 Stock Incentive Plan, subject to stockholder approval, which increases the number of shares which may be issued under such plan. The Compensation Committee believes that the Company's Stock Incentive Plans increase the ability of the Company to tie executive interests to the interests of the Company, thereby benefitting the Company and its stockholders. The Compensation Committee believes equity compensation, in the form of stock options and, potentially, restricted stock, is vital to the long-term success of the Company. The Compensation Committee is committed to this policy, recognizing the competitive market for talented executives and that the nature of the Company's business may result in highly variable compensation for a particular time period.

    Each member of the Compensation Committee, except Mr. Jensen, meets the definition of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

    Section 162(m) of the Code limits the Company's deduction for compensation paid to a Named Executive Officers to $1 million unless certain requirements are met. The policy of the Compensation Committee with respect to Section 162(m) has been to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 1999. The Compensation Committee, however, reserves the right to use its judgment, where merited by the Compensation Committee's need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation which may not, in a specific case, be fully deductible by the Company.

By the Compensation Committee

John E. Allen
Jeffrey J. Jensen
Anthony D. Martin

STOCK PERFORMANCE GRAPH

    The following graph compares the total return on the Common Stock with the cumulative total return on the Nasdaq Composite Index (a broad market index) and the Nasdaq Telecommunications Index (an industry index) for the period from March 16, 1996, the date upon which the Common Stock was registered pursuant to
Section 12 of the Exchange Act, through December 31, 1999. The comparison reflects the investment of $100 on March 16, 1996, and the reinvestment of dividends (if paid), in each of the Company's Common Stock (for which no dividends have been paid), the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The Company's Common Stock traded under the name Hi, Tiger International, Inc. from the date of registration under the Exchange Act until October 23, 1996. The stock price performance of the Company reflected in this comparison is not necessarily indicative of the future stock price performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          NETLOJIX COMMUNICATIONS, INC.  NASDAQ TELECOMMUNICATIONS INDEX  NASDAQ COMPOSITE INDEX
03/18/96                         100.00                           100.00                  100.00
06/30/96                         142.86                          104.159                 106.951
09/30/96                         114.29                           98.043                 110.760
12/30/96                         100.00                           98.172                 116.233
03/31/97                          89.43                           91.021                 109.930
06/30/97                         435.71                          114.257                 130.067
09/30/97                         542.86                          132.341                 152.079
12/31/97                         235.71                          143.562                 142.422
03/31/98                         214.29                          182.731                 166.680
06/30/98                         219.64                          193.257                 171.259
09/30/98                          67.86                          171.035                 154.653
12/31/98                         107.14                          236.370                 200.691
03/31/99                         148.23                          293.722                 224.493
06/30/99                         114.29                          312.261                 245.622
09/30/99                          51.80                          289.438                 251.244
12/31/99                          73.23                          411.624                 362.570

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    DEALINGS WITH UICI ORGANIZATIONS IN CONNECTION WITH MARKETING
SERVICES. Director Jeffrey J. Jensen, his father, Ronald L. Jensen, and his adult siblings own approximately 34% of UICI, a publicly-traded insurance and financial services company. Director John E. Allen is a director and officer of certain subsidiaries of UICI. Among their other activities in 1999, UICI's marketing organizations sold certain long distance and Internet products of the Company's former subsidiary, Matrix Telecom, Inc. ("Matrix"), to their customers. Matrix paid sales commissions and related payments to UICI, together with certain other affiliated entities, of $122,930 in 1999. The Company completed the sale of Matrix to a third party on November 30, 1999, and no longer sells products or services through the UICI marketing organizations. The Company believes that it received the foregoing services on terms no less favorable to the Company than could be obtained from unrelated third parties.



    LONG DISTANCE SERVICES. NetLojix provides long distance telephone service and Internet access to certain affiliates of Mr. Jensen, his father and his adult siblings, including UICI. The Company received $4,662,921 in 1999 from UICI and its affiliates for such services. NetLojix also provided long distance telephone service and Internet access to Amli Residential Properties Trust, Amli Commercial Properties Trust, Amli Realty Co. and their affiliates. Director John
A. Allen is a director or trustee and officer of each of these entities, and director Jeffrey J. Jensen is trustee of Amli Commercial Properties Trust. The Company received $78,788 in 1999 from these entities for such services. The Company believes that it provides the foregoing services on terms no less favorable to the Company than could be obtained from unrelated third parties.


    RENTERIA NOTE. In October 1996, Joseph Renteria, Jr., NetLojix's Vice President, Information Systems, financed the purchase of 53,608 shares of Common Stock through a loan from Ronald L. Jensen, who was then an affiliate of the Company. In 1998, the Company acquired the note representing this obligation, which was then in the amount of $80,400. The note bears interest at the rate of 6% per annum, and is due on the earlier of the Company's demand or September 30, 2001. At December 31, 1999, the total amount owing by
Mr. Renteria under this note was $91,844, which was also the largest amount outstanding during 1999. Under the original terms of the note and related documents, the note was secured by all 53,608 shares of common stock, and the shares were subject to certain put and call rights in Mr. Renteria and the Company, respectively, in the event of the termination of Mr. Renteria's employment. The put and call provisions were to terminate in increments over five years. During 1999, the Company and Mr. Renteria agreed to terminate all of the remaining put and call provisions and 23,608 shares of common stock were released from security for the note. In February, 2000, Mr. Renteria paid the note down to a balance of $62,750 and the security for the note was reduced to 15,000 shares of stock.

    POLICY ON RELATED PARTY TRANSACTIONS. In connection with its listing on The Nasdaq SmallCap Market(SM), the Company has undertaken to conduct an appropriate review of all related party transactions on an ongoing basis and to utilize the Audit Committee to review potential conflict of interest situations where appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    During the year ended December 31, 1999, Mr. Renteria failed to file a Form 3 on a timely basis after becoming an executive officer of the Company. This form, which reported only Mr. Renteria's initial holdings at the time of his elevation to executive officer status, has been filed subsequently. Based solely on a review of the copies of Section 16(a) forms furnished to the Company, and on written representations that no Forms 5 were required, the Company believes that during 1999 no other officer, director or greater than ten-percent shareholder failed to file on a timely basis any report required under Section 16(a).

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information for the persons known to the Company to be owners of more than five percent of its outstanding shares as of the Record Date.


                                                         AMOUNT         PERCENT OF
NAME AND ADDRESS                                   BENEFICIALLY OWNED    CLASS(1)
----------------                                   ------------------   ----------
Janet J. Jensen(2) ..............................       961,939             7.2%
9003 Airport Freeway
Fort Worth, TX 76180

Jeffrey J. Jensen(2)(3) .........................       864,238             6.5%
2121 Precinct Line Road
Hurst, TX 76054

James J. Jensen(2) ..............................       800,000             6.0%
6304 Alexandria Circle
Atlanta, GA 30326

Jami J. Jensen(2) ...............................       851,738             6.4%
1933 Swede Gulch
Golden, CO 80120

Julie J. Jensen(2) ..............................       851,738             6.4%
Box 540, Kenwood Station
5257 River Road
Bethesda, MD 20816

Anthony E. Papa(4) ..............................       811,401             6.1%

James P. Pisani(4) ..............................       805,001             6.0%

Gladys J. Jensen(2) .............................       731,847             5.5%
c/o United Group Association, Inc.
4001 McEwen Drive, Suite 200
Dallas, TX 75244


------------------------


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that are exercisable within sixty (60) days following the Record Date are deemed outstanding. However, such shares of Common Stock are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, each person named in the table has sole voting and sole investment power with respect to the shares set forth opposite such person's name. The percentages of beneficial ownership shares in this table are based upon 13,304,144 shares of the Common Stock outstanding.


(2) Information is derived from a Schedule 13D filed with the SEC on December 11, 1997 and a Schedule 13D/A filed with the SEC (by Gladys J. Jensen only) on July 10, 1998 (the "Schedule 13D's"). The Schedule 13D's note that, because each of these stockholders agreed to certain restrictions contained in a Registration Rights and Lockup Agreement dated as of December 1, 1997, such persons may be considered to be a "group" within the meaning of Section 13 of the Securities

    Exchange Act of 1934, as amended. However, the Schedule 13D's state that each of such persons disclaims beneficial ownership of the shares held by any other person.

(3) Includes 12,500 shares that may be acquired under options that were exercisable within 60 days of the Record Date.

(4) As to each of Mr. Papa and Mr. Pisani, includes 48,438 shares that may be acquired under options that were exercisable within 60 days of the Record Date. The address of these stockholders is c/o NetLojix
    Communications, Inc., 501 Bath Street, Santa Barbara, CA 93101.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    NetLojix's Bylaws currently permit the Board of Directors to specify the exact number of authorized directors within the permitted range of five to nine. Currently, the authorized number of directors is five. Each director is elected to serve for a one-year term and until his respective successor is elected and qualified.

    The current members of the Board are being nominated for re-election. The Company's Bylaws require that any nominations for election as a director, other than nominations by the Board of Directors, must be received at least 60 days in advance of the Annual Meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting. The Company did not receive any nominations for directors, other than those individuals nominated by the Board, by the required date. Accordingly, only those individuals nominated by the Board will stand for election at the Annual Meeting. Each director must be elected by a majority of the votes cast at the Annual Meeting.

    If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the shares which they represent for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card, or if no direction is made, for the election of the Board of Director's nominees named below. Stockholders are not entitled to cumulate votes in the election of directors.

    The Board's nominees for re-election at the Annual Meeting are directors Papa, Pisani, Allen, Jensen and Martin.

VOTE REQUIRED

    The five nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF DIRECTORS PAPA, PISANI, ALLEN, JENSEN AND MARTIN TO NETLOJIX'S BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2
                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
            CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
                 NUMBER OF SHARES OF COMMON STOCK TO 40,000,000

    The Board is proposing an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares.

    Article IV of the Certificate of Incorporation currently authorizes the Company to issue 20,000,000 shares of Common Stock. As of the Record Date, 13,304,144 shares of Common Stock were outstanding, excluding 162,905 shares of treasury stock. Of the remaining authorized but unissued shares, 2,377,887 were reserved for issuance (i) under the Company's Stock Incentive Plans or upon the exercise of other employee options, (ii) upon conversion of the Company's
Series A Convertible Preferred Stock, or (iii) upon exercise of warrants issued in connection with financing transactions. The Board of Directors has adopted an amendment to the Company's 1998 Stock Incentive Plan that would increase the number of shares reserved for issuance thereunder by 1,500,000. (See "Proposal No. 3" below.) In addition, the Board has reserved up to 1,037,214 shares that may be issued to Cambois Finance, Inc. from time to time at the option of the Company pursuant to its equity line agreement with Cambois Finance, Inc. Accordingly, the Company currently has only 3,117,850 shares of Common Stock remaining available for issuance. If the stockholders approve the amendment to the Company's 1998 Stock Incentive Plan, the Company would have only 1,617,850 shares available for issuance.


    If the Amendment is approved, 20,000,000 additional shares of Common Stock would be authorized but unissued. These additional authorized shares of Common Stock would be available for various business purposes such as financings, acquisitions, employee benefit plans, stock splits and stock dividends. The Board of Directors believes that the proposed increase is desirable so that, when and if the need arises, but subject to the approval of the Board of Directors, the Company will be able to issue shares of Common Stock without the expense and delay of a special stockholders' meeting.


    Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by Delaware law or the rules of The Nasdaq Stock Market. Nasdaq Marketplace Rule 4310(b)(25)(H) requires stockholder approval of certain stock issuances, including any issuance of common stock representing 20% or more of the number of shares of common stock outstanding immediately before such issuance.



    The issuance of additional shares of Common Stock, other than in connection with stock splits and stock dividends, could have the effect of diluting earnings per share, voting power and shareholdings of stockholders. The authorization of additional shares may also have an anti-takeover effect. For example, additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. This may render more difficult or discourage a merger, tender offer, proxy contest, or other acquisition of control of the Company that could result in the removal of incumbent management. NetLojix management does not presently intend to propose any anti-takeover measures in future proxy solicitations.


    Other than in connection with the Company's existing employee stock option and stock purchase plans, and the other share reservations described above, the Company has no present intent to issue any shares of Common Stock.

    Upon approval of the Amendment by the stockholders, the first two sentences of Article IV of the Certificate of Incorporation will be amended to read in their entirety as follows:

                                  "ARTICLE IV

       This Corporation is authorized to issue two classes of shares designated common and preferred, respectively. The total number of shares of all classes of stock which the Corporation has authority to issue is 41,000,000, consisting of 40,000,000 shares of common stock, par value $0.01, and 1,000,000 shares of preferred stock, par value $0.01."

    If approved by the stockholders, the Amendment will become effective upon the filing of the Amendment with the Secretary of the State of the State of Delaware.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date will be required to approve the Amendment.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT.

                                 PROPOSAL NO. 3
                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
              1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF
                   SHARES RESERVED FOR ISSUANCE BY 1,500,000

    The Board is proposing an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares reserved for issuance thereunder by 1,500,000, bringing the total number of shares of Common Stock reserved for issuance under the 1998 Plan to 3,000,000.

    Under the 1998 Plan, employees, outside directors and consultants may be awarded options to purchase shares of Common Stock, stock appreciation rights ("SARs"), restricted shares and stock units. The 1998 Plan is an integral part of the Company's compensation program. (See "Compensation Committee Report on Executive Compensation" above.) The proposed amendment would provide the additional shares necessary to attract and retain the best available personnel for positions of substantial responsibility with the Company.


    Since the 1998 Plan was approved by the stockholders, options to purchase the full 1,500,000 shares reserved for issuance have been granted, excluding options that terminated before being exercised. In January 2000, the Compensation Committee granted an additional 380,500 options. The exercise of these recently-granted options is contingent upon approval of the amendment to the 1998 Plan by the Company's stockholders. In addition, 20,000 shares of restricted stock have been issued under the 1998 Plan. No SARs or stock units have been awarded. As of the Record Date, there were 1,825,325 options to purchase shares outstanding and 75,175 shares of Common Stock had been issued upon the exercise of options.


DESCRIPTION OF THE 1998 PLAN

    The following summary of the material features of the 1998 Plan is qualified in its entirety by reference to the complete text of the 1998 Plan, as amended, a copy of which has been filed with the Securities and Exchange Commission. Stockholders of the Company will be provided with a copy of the 1998 Plan upon written request to the Company.

    SHARES ISSUABLE. The Company originally reserved 1,500,000 shares for issuance under the 1998 Plan. If the stockholders approve the amendment to the plan proposed by the Board, the number of shares reserved for issuance under the 1998 Plan would be increased by 1,500,000 shares. Shares of Common Stock subject to outstanding options which expire or terminate prior to exercise, will be available for future issuance under the 1998 Plan. In addition, if SARs and stock units are settled under the 1998 Plan, then only the number of shares actually issued in settlement will reduce the number of shares available for future issuance under this plan.


    ELIGIBILITY. Under the 1998 Plan, employees, outside directors and consultants may be awarded options to purchase shares of Common Stock, SARs, restricted shares and stock units. Accordingly, all current directors and officers of the Company are eligible to participate in the 1998 Plan. On March 31, 2000, NetLojix had 154 full-time employees, three outside directors and no eligible consultants.

    TYPES OF AWARDS. Awards under the 1998 Plan may be in the form of stock options, restricted shares, SARs and stock units. Options may be incentive stock options designed to satisfy Section 422 of the Code or nonstatutory stock options, which do not meet such requirements. SARs may be awarded in combination with options, restricted shares or stock units, and such an award may provide that the SARs will not be exercisable unless the related options, restricted shares or stock units are forfeited.

    ADMINISTRATION. The 1998 Plan is administered by the Board of Directors and its Compensation Committee. In general, the Compensation Committee has the discretion to determine which eligible individuals are to receive awards; determine the award type, number of shares subject to an award, vesting requirements and other features and conditions of such awards; interpret the 1998 Plan; and make other decisions relating to the operation of the 1998 Plan. Any awards under the 1998 Plan to directors or executive officers are approved by the full Board of Directors, with any interested director not participating in the approval. Pursuant to the terms of the 1998 Plan, in July 1999 the Board created the Non-Management Option Committee, which consists of directors Papa and Pisani. The Non-Management Option Committee is empowered to award stock options under the 1998 Plan to employees other than senior management pursuant to share limitations imposed by the Board. The Board, the Compensation Committee or the Non-Management Option Committee, as applicable, are referred to herein as the "Administrator."

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

    VESTING. The Administrator determines when options become exercisable. Stock options granted to employees under the 1998 Plan generally vest and become exercisable over a four-year period. Stock options granted to non-employee directors vest over a two-year period.

    TERM OF OPTION. All options granted under the 1998 Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five
(5) years from the date of grant. No option may be exercised after the expiration of its term.

    NONTRANSFERABILITY. Options and stock appreciation rights granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the optionee's lifetime only by the optionee, or in the event of death, by the optionee's estate or by a person who acquires the right to exercise the option, stock appreciation right or stock purchase right. The right of an optionee to exercise an option after termination of his or her employment (including upon his or her death or disability) is limited under the 1998 Plan and the relevant option agreement.

    EXERCISE. The exercise price for options granted under the 1998 Plan may be paid in cash. Options may also be exercised on a cashless basis, by a pledge of shares to a broker or by promissory note. The payment for the award of newly issued restricted shares will be made in cash. If an award of SARs, stock units or restricted shares from the Company's treasury is granted, no cash consideration is required.

    The Compensation Committee has the authority to modify, extend or assume outstanding options and SARs or may accept the cancellation of outstanding options and SARs in return for the grant of new options or SARs for the same or a different number of shares and at the same or a different exercise price.

    The Board may determine that an outside director may elect to receive his fees from the Company in the form of cash, options, restricted shares, stock units or a combination thereof. The Board has not yet made this determination. In the event that it decides to make this option available to outside directors, the Board will decide how to determine the number and terms of the options, restricted shares or stock units to be granted to outside directors in lieu of directors fees.

    STOCK APPRECIATION RIGHTS. The Administrator is authorized to grant stock appreciation rights in connection with all or any part of an option granted under the 1998 Plan, either concurrently with the grant of the option or at any time thereafter, and to grant stock appreciation rights independently of options. A stock appreciation right granted in connection with an option is exercisable only when and to the extent that the underlying option is exercisable, and expires no later than the date on which the underlying option expires. Independent stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement.

    The Company's obligations arising upon the exercise of a stock appreciation right may be paid in cash or Common Stock, or any combination of the same, as the Administrator may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise. When a stock appreciation right is exercised, the aggregate number of shares of Common Stock available for issuance under the 1998 Plan will be reduced by the number of underlying shares of Common Stock as to which the stock appreciation right is exercised.

    RESTRICTED STOCK. The Administrator is authorized to grant restricted stock under the 1998 Plan. Each grant is made pursuant to a written restricted stock agreement. The restricted stock agreement grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the agreement is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at a rate determined by the Administrator.

    ACCELERATION. Upon a change in control, the Compensation Committee may determine that an option or SAR will become fully exercisable as to all shares subject to such option or SAR. A change in control includes a merger or consolidation of the Company, certain changes in the composition of the Board and acquisition of 50% or more of the combined voting power of the Company's outstanding stock. In the event of a merger or other reorganization, outstanding options, SARs, restricted shares and stock units will be subject to the agreement of merger or reorganization, which may provide for the assumption of outstanding awards by the surviving corporation or its parent, their continuation by the Company (if the Company is the surviving corporation), accelerated vesting and accelerated expiration, or settlement in cash.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Plan, the number and class of shares of stock subject to any option or stock appreciation right outstanding under the 1998 Plan, and the exercise price of any such outstanding option or stock appreciation right.

    AMENDMENTS. The Board may amend or terminate the 1998 Plan at any time. Amendments may be subject to stockholder approval to the extent required by applicable laws. In any event, the 1998 Plan will terminate on March 10, 2008, unless sooner terminated by the Board.

FEDERAL INCOME TAX CONSEQUENCES.

    INCENTIVE STOCK OPTIONS. Certain stock options granted under the 1998 Plan may be designated as "incentive stock options" within the meaning of
Section 422 of the Code. Under present law, the grantee of an incentive stock option will not realize taxable income upon the grant or the exercise of the incentive stock option and the Company will not receive an income tax deduction at either such time. If the optionee does not sell the Common Stock acquired upon exercise of an incentive stock option within either (i) two years after the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, the gain upon a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the optionee, within either of the above periods, disposes of the Common Stock acquired upon exercise of the incentive stock option, the optionee will recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the optionee upon such disposition or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. The gain in excess of such amount recognized by the optionee as ordinary income would be taxed as long-term or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

    The exercise of an incentive stock option will generally result in the excess of the Common Stock' fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income. Liability for the alternative minimum tax is a complex determination and depends upon an individual's overall tax situation. Before exercising an incentive stock option, an optionee should discuss the possible application of the alternative minimum tax with his or her tax advisor.

    NONSTATUTORY STOCK OPTIONS. Upon exercise of a nonstatutory stock option granted under the 1998 Plan the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price of such Common Stock. That amount will increase the optionee's basis in the Common Stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the Common Stock, the optionee will recognize short-term, mid-term or long-term gain or loss depending upon his holding period for the Common Stock and upon the subsequent appreciation or depreciation in the market value of the Common Stock. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the option.

    RESTRICTED STOCK. At the time of grant or purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of grant or purchase. Instead, the purchaser will recognize ordinary income on the dates when stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of grant or purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

    STOCK APPRECIATION RIGHTS. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received upon the exercise. In the case of a recipient who is also an employee, any taxable income recognized upon exercise of a stock appreciation right will constitute wages for which withholding will be required. The Company will generally be entitled to a tax deduction in the same amount. Any gain or loss on the resale of Common Stock acquired upon exercise of a stock appreciation right will be treated as a taxable gain or loss.

    SECTION 162(m) OF THE CODE. Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to executive officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. To qualify as "performance-based" within the meaning of Section 162(m) of the Code, options and stock appreciation rights must be granted with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the grant, among other things. To the extent these requirements are met, compensation attributable to options and stock appreciation rights granted to executive officers under the 1998 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1998 Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1998 Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1998 Plan in accordance with the terms of the 1998 Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

    Compensation attributable to restricted stock granted under the 1998 Plan will not generally qualify as "performance-based" within the meaning of
Section 162(m) of the Code. As a result, income recognized by executive officers in connection with stock purchase rights will be subject to the limitations on deductibility under such section.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, RECIPIENTS OF RESTRICTED STOCK AND STOCK APPRECIATION RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS, RESTRICTED STOCK AND STOCK APPRECIATION RIGHTS UNDER THE 1998 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY STATE OR MUNICIPALITY.

PARTICIPATION IN THE 1998 PLAN

    The Administrator, in its discretion, selects the persons to whom options, restricted shares, SARs and stock units may be granted, the time or times at which such options, restricted shares, SARs and stock units shall be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.

    The following table sets forth certain information as of the Record Date with respect to options granted under the 1998 Plan since inception to (i) each Named Executive Officer listed in the Summary Compensation Table; (ii) all current executive officers as a group; (iii) all current directors, excluding executive officers, as a group; and (iv) all employees, excluding executive officers, as a group.

                                                             NUMBER OF SECURITIES   AVERAGE WEIGHTED
                                                              UNDERLYING OPTIONS        EXERCISE
NAME                                                               GRANTED          PRICE PER SHARE
----                                                         --------------------   ----------------
Anthony E. Papa ...........................................         200,000(1)           $4.08
  Chairman and Chief Executive Officer
James P. Pisani ...........................................         200,000(1)           $4.08
  President, Chief Operating Officer and Secretary
Frank A. Leone(1) .........................................         175,000(2)           $3.54
  Executive Vice President of Field Sales and Service
Joseph Renteria, Jr. ......................................          50,000(2)           $3.43
  Vice President, Information Systems
M. Scott Hall .............................................          75,000              $3.58
  Former Senior Vice President, Channel Markets Group
All current executive officers as a group (5 persons)......         705,000(3)           $3.98
All current directors, excluding executive officers, as a
  group....................................................         175,000(4)           $3.94
All employees, excluding executive officers, as a group....         958,000              $3.54

------------------------

(1) Includes a grant of 100,000 options with an exercise price of $3.28 per share which is contingent upon stockholder approval of the proposed amendment to the 1998 Plan.

(2) Includes a grant of 25,000 options with an exercise price of $3.28 per share which is contingent upon stockholder approval of the proposed amendment to the 1998 Plan.

(3) Includes grants of an aggregate of 280,000 options with an exercise price of $3.28 per share which are contingent upon stockholder approval of the proposed amendment to the 1998 Plan.

(4) Includes grants of an aggregate of 100,000 options with an exercise price of $3.28 per share which are contingent upon stockholder approval of the proposed amendment to the 1998 Plan.

RECENT STOCK PRICE


    On April 10, 2000, the closing price per share of the Common Stock on The Nasdaq SmallCap Market(SM) was $5.06.


VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, with each share entitled to one vote, is required for approval of the amendment to the 1998 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1998 PLAN.

                                 PROPOSAL NO. 4
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed the firm of KPMG LLP, as NetLojix's independent auditors for 2000. A representative of KPMG LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. KPMG LLP audited the Company's financial statements for the year ended December 31, 1999.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS NETLOJIX'S INDEPENDENT AUDITORS FOR THE YEAR 2000.

                                 OTHER BUSINESS

    The Board does not intend to present any other business for action at the Annual Meeting and does not know of other matters likely to be brought before such meeting. If any other matters are introduced, the proxy holders named in the enclosed proxies will vote shares they represent as the Board recommends.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          [SIGNATURE]

                                          James P. Pisani

                                          SECRETARY

Santa Barbara, California


April 12, 2000

                         NETLOJIX COMMUNICATIONS, INC.
                                REVOCABLE PROXY
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Anthony E. Papa and James P. Pisani, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of NetLojix Communications, Inc. (the "Company") to be held on May 25, 2000 at 2:30 p.m., local time, at the Hotel Santa Barbara, 533 State Street, Santa Barbara, California, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with a majority vote of the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4

1. ELECTION OF DIRECTORS. Election of the following individuals to serve as directors for a term expiring at the 2001 annual meeting.

         John E. Allen     Jeffrey J. Jensen     Anthony D. Martin    Anthony E.
    Papa                             James P. Pisani

    / / FOR all listed nominees    / / WITHHOLD AUTHORITY to vote for all listed
    nominees

    / / FOR LISTED NOMINEES except the following: (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) on the line below.)

--------------------------------------------------------------------------------

2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 40,000,000. Approval of amendment to Article IV of the Company's Certificate of Incorporation as set forth in the Company's Notice of Annual Meeting of Stockholders and Proxy Statement dated April 12, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 1,500,000. Approval of amendment to the Company's 1998 Stock Incentive Plan as set forth in the Company's Notice of Annual Meeting of Stockholders and Proxy Statement dated April 12, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. RATIFICATION OF APPOINTMENT OF AUDITORS. Approval of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. OTHER BUSINESS. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 12, 2000.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

               PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

                                                    Dated ________________, 2000

                                                    ____________________________

                                                          Signature(s) of
                                                           Stockholder(s)

                                                    ____________________________

                                                     Signature if held jointly

                                                    PLEASE SIGN exactly as name
                                                    appears above. Joint owners
                                                    should each sign. Executors,
                                                    administrators, trustees,
                                                    etc. should so indicate when
                                                    signing. If signer is a
                                                    corporation, please sign
                                                    full name by duly authorized
                                                    officer.